Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com
AutoNation Reports All-Time Record Quarterly EPS
from Continuing Operations

•	EPS from continuing operations for the first quarter of 2012 was an all-time record(1) $0.56, up 22% compared to the year-ago period

•	Operating income of $149 million, an increase of 6% compared to the year-ago period

•
Total revenue of $3.7 billion, up 10% compared to the year-ago period; revenue and gross profit for all major business sectors - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to the first quarter of 2011

FORT LAUDERDALE, Fla., (April 25, 2012) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2012 first quarter net income from continuing operations of $74 million, or $0.56 per share, compared to net income from continuing operations of $70 million, or $0.46 per share, for the same period in the prior year, a 22% improvement on a per-share basis.
2012 first quarter revenue totaled $3.7 billion, compared to $3.3 billion in the year-ago period, an increase of 10%, driven primarily by stronger retail new vehicle unit sales. AutoNation’s new vehicle unit sales increased 8% on a same store basis and 10% overall. According to CNW Research data, total U.S. industry retail new vehicle unit sales increased 7%.
2012 first quarter gross profit totaled $603 million, compared to $566 million in the year-ago period, an increase of 6%, primarily due to an increase in finance and insurance gross profit, as well as an increase in retail new vehicle gross profit. In the first quarter of 2011, gross profit was favorably impacted by $4.6 million, or $82 on a per new vehicle retailed basis, related to additional incentives on premium luxury vehicles previously sold.
Mike Jackson, Chairman and Chief Executive Officer, said, “AutoNation delivered record EPS from continuing operations in the first quarter of 2012, as we drove increased profitability in each of our business sectors.”
Mr. Jackson added, “The renaissance in auto retail is well underway, reflected in a seasonally adjusted U.S. industry annual selling rate of 14.5 million units for the first quarter of 2012. The American consumer has more choices than ever with improved fuel efficiency, better technology, and accelerated product offerings. We have increased our 2012 U.S. industry new vehicle sales forecast to mid-14 million units, as we see continued momentum in U.S. auto sales.”
During the first quarter of 2012, AutoNation repurchased 11.7 million shares of common stock, or 9% of the shares outstanding as of December 31, 2011, for an aggregate purchase price of $405.4 million, and, from April 1 through April 24, 2012, AutoNation repurchased 2.1 million shares for an aggregate purchase price of $70.8 million. As of April 24, 2012, there were approximately 122 million shares outstanding.

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import(2) segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury(2) segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the first quarter of 2012 were as follows:

•	Domestic – Domestic segment income(3) was $50 million compared to year-ago segment income of $43 million. First quarter Domestic retail new vehicle unit sales increased 16%.

•	Import – Import segment income(3) was $62 million compared to year-ago segment income of $55 million. First quarter Import retail new vehicle unit sales increased 6%.

•	Premium Luxury – Premium Luxury segment income(3) was $59 million compared to year-ago segment income of $58 million. First quarter Premium Luxury retail new vehicle unit sales increased 14%.
The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on our website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 25, 2012, through May 2, 2012 by calling (888) 568-0151 (password: 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.

(2)
As of March 31, 2012, we revised the basis of our segment reporting for our Import and Premium Luxury segments to reclassify five Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation.

(3)	Segment income is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership.  We deliver a superior automotive retail experience through our customer-focused sales and service processes.   Owning and operating 260 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer.  As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.  AutoNation is driven to be the best-run, most profitable automotive retailer. Follow us at www.facebook.com/autonation and www.twitter.com/autonation.
For additional information about AutoNation, please visit investors.autonation.com or www.autonation.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables may contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenue:
New vehicle	$1,994.3	$1,785.1
Used vehicle	918.8	831.4
Parts and service	599.9	570.0
Finance and insurance, net	130.2	110.7
Other	13.8	13.9
Total revenue	3,657.0	3,311.1
Cost of sales:
New vehicle	1,860.3	1,659.8
Used vehicle	837.7	753.3
Parts and service	349.7	325.5
Other	6.3	6.3
Total cost of sales	3,054.0	2,744.9
Gross profit	603.0	566.2
Selling, general and administrative expenses	432.9	407.7
Depreciation and amortization	21.2	20.7
Other expenses (income), net	0.2	(2.2)
Operating income	148.7	140.0
Non-operating income (expense) items:
Floorplan interest expense	(10.7)	(11.2)
Other interest expense	(20.5)	(16.3)
Interest income	0.1	0.3
Other income, net	2.0	1.7
Income from continuing operations before income taxes	119.6	114.5
Income tax provision	46.1	44.2
Net income from continuing operations	73.5	70.3
Loss from discontinued operations, net of income taxes	(0.5)	(0.9)
Net income	$73.0	$69.4
Diluted earnings (loss) per share:
Continuing operations	$0.56	$0.46
Discontinued operations	$—	$(0.01)
Net income	$0.55	$0.46
Weighted average common shares outstanding	132.3	151.8
Common shares outstanding, net of treasury stock, at March 31	124.3	148.6

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$1,994.3	$1,785.1	$209.2	11.7
Retail used vehicle	801.1	727.4	73.7	10.1
Wholesale	117.7	104.0	13.7	13.2
Used vehicle	918.8	831.4	87.4	10.5
Parts and service	599.9	570.0	29.9	5.2
Finance and insurance, net	130.2	110.7	19.5	17.6
Other	13.8	13.9	(0.1)
Total revenue	$3,657.0	$3,311.1	$345.9	10.4
Gross profit:
New vehicle	$134.0	$125.3	$8.7	6.9
Retail used vehicle	78.5	73.8	4.7	6.4
Wholesale	2.6	4.3	(1.7)
Used vehicle	81.1	78.1	3.0	3.8
Parts and service	250.2	244.5	5.7	2.3
Finance and insurance	130.2	110.7	19.5	17.6
Other	7.5	7.6	(0.1)
Total gross profit	603.0	566.2	36.8	6.5
Selling, general and administrative expenses	432.9	407.7	(25.2)	(6.2)
Depreciation and amortization	21.2	20.7	(0.5)
Other expenses (income), net	0.2	(2.2)	(2.4)
Operating income	148.7	140.0	8.7	6.2
Non-operating income (expense) items:
Floorplan interest expense	(10.7)	(11.2)	0.5
Other interest expense	(20.5)	(16.3)	(4.2)
Interest income	0.1	0.3	(0.2)
Other income, net	2.0	1.7	0.3
Income from continuing operations before income taxes	$119.6	$114.5	$5.1	4.5
Retail vehicle unit sales:
New	61,516	55,710	5,806	10.4
Used	46,116	42,089	4,027	9.6
	107,632	97,799	9,833	10.1
Revenue per vehicle retailed:
New	$32,419	$32,043	$376	1.2
Used	$17,371	$17,282	$89	0.5
Gross profit per vehicle retailed:
New	$2,178	$2,249	$(71)	(3.2)
Used	$1,702	$1,753	$(51)	(2.9)
Finance and insurance	$1,210	$1,132	$78	6.9

Operating Percentages	Three Months Ended March 31,
	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	54.5	53.9
Used vehicle	25.1	25.1
Parts and service	16.4	17.2
Finance and insurance, net	3.6	3.3
Other	0.4	0.5
	100.0	100.0
Gross profit mix percentages:
New vehicle	22.2	22.1
Used vehicle	13.4	13.8
Parts and service	41.5	43.2
Finance and insurance	21.6	19.6
Other	1.3	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.7	7.0
Used vehicle - retail	9.8	10.1
Parts and service	41.7	42.9
Total	16.5	17.1
Selling, general and administrative expenses	11.8	12.3
Operating income	4.1	4.2
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.8	72.0
Operating income	24.7	24.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended March 31,
	2012	2011	$ Variance	% Variance
Revenue:
Domestic	$1,229.1	$1,096.3	$132.8	12.1
Import	1,366.6	1,257.6	109.0	8.7
Premium luxury	1,022.2	918.1	104.1	11.3
Corporate and other	39.1	39.1	—	—
Total revenue	$3,657.0	$3,311.1	$345.9	10.4

*Segment income
Domestic	$49.7	$42.9	$6.8	15.9
Import	61.9	55.0	6.9	12.5
Premium luxury	58.8	57.7	1.1	1.9
Corporate and other	(32.4)	(26.8)	(5.6)
Total segment income	138.0	128.8	9.2	7.1

Add: Floorplan interest expense	10.7	11.2	(0.5)
Operating income	$148.7	$140.0	$8.7	6.2

* Segment income is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	20,513	17,736	2,777	15.7
Import	31,038	29,230	1,808	6.2
Premium luxury	9,965	8,744	1,221	14.0
	61,516	55,710	5,806	10.4

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended March 31,
	2012 (%)	2011 (%)
Domestic:
Ford, Lincoln	18.2	17.1
Chevrolet, Buick, Cadillac, GMC	11.3	12.1
Chrysler, Jeep, Dodge	3.8	2.6
Domestic total	33.3	31.8
Import:
Honda	11.0	13.0
Toyota	20.0	19.6
Nissan	12.6	12.8
Other imports(1)	6.9	7.1
Import total	50.5	52.5
Premium Luxury:
Mercedes-Benz	7.7	6.8
BMW	3.8	4.1
Lexus	2.0	2.1
Other premium luxury (Audi, Land Rover, Porsche)(1)	2.7	2.7
Premium Luxury total	16.2	15.7
	100.0	100.0
 (1) As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation. We have five Audi franchises for which we reclassified revenue of $49.3 million and segment income of $3.5 million during the three months ended March 31, 2012, and revenue of $39.7 million and segment income of $2.5 million during the three months ended March 31, 2011.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2012	2011
Capital expenditures (1)	$29.1	$24.7
Acquisitions	$—	$64.2
Proceeds from exercises of stock options	$0.3	$31.9
Stock repurchases:
Aggregate purchase price	$405.4	$58.8
Shares repurchased (in millions)	11.7	1.8

Floorplan Assistance and Expense	Three Months Ended March 31,
	2012	2011	Variance
Floorplan assistance earned (included in cost of sales)	$17.2	$15.3	$1.9
Floorplan interest expense (new vehicles)	(10.4)	(10.6)	0.2
Net new vehicle inventory carrying benefit	$6.8	$4.7	$2.1

Balance Sheet and Other Highlights	March 31, 2012	December 31, 2011	March 31, 2011
Cash and cash equivalents	$76.3	$86.6	$84.3
Inventory	$1,984.6	$1,809.2	$1,731.7
Total floorplan notes payable	$2,016.3	$1,898.8	$1,652.1
Non-vehicle debt	$1,918.9	$1,647.0	$1,336.9
Equity	$1,568.1	$1,894.6	$2,138.6
New days supply (industry standard of selling days, including fleet)	54 days	50 days	50 days
Used days supply (trailing 31 days) (2)	29 days	31 days	33 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.98	x
Covenant	less than	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		56.0%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

(2) As of December 31, 2011, we have revised our method of calculating used vehicle days supply from a dollar day supply to a unit day supply (including wholesale units). We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$73.0	$69.4	$0.55	$0.46
Discontinued operations, net of income taxes	0.5	0.9	$—	$0.01
From continuing operations, as reported	$73.5	$70.3	$0.56	$0.46

Adjusted	$73.5	$70.3	$0.56	$0.46

*	Please refer to the "Non-GAAP Financial Measures" section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$1,958.5	$1,785.1	$173.4	9.7
Retail used vehicle	789.2	727.4	61.8	8.5
Wholesale	110.9	104.0	6.9	6.6
Used vehicle	900.1	831.4	68.7	8.3
Parts and service	593.0	570.0	23.0	4.0
Finance and insurance, net	128.4	110.7	17.7	16.0
Other	13.7	13.9	(0.2)
Total revenue	$3,593.7	$3,311.1	$282.6	8.5

Gross profit:
New vehicle	$131.7	$125.3	$6.4	5.1
Retail used vehicle	77.2	73.8	3.4	4.6
Wholesale	2.6	4.3	(1.7)
Used vehicle	79.8	78.1	1.7	2.2
Parts and service	247.1	244.5	2.6	1.1
Finance and insurance	128.4	110.7	17.7	16.0
Other	7.5	7.6	(0.1)
Total gross profit	$594.5	$566.2	$28.3	5.0

Retail vehicle unit sales:
New	60,327	55,710	4,617	8.3
Used	45,495	42,089	3,406	8.1
	105,822	97,799	8,023	8.2

Revenue per vehicle retailed:
New	$32,465	$32,043	$422	1.3
Used	$17,347	$17,282	$65	0.4

Gross profit per vehicle retailed:
New	$2,183	$2,249	$(66)	(2.9)
Used	$1,697	$1,753	$(56)	(3.2)
Finance and insurance	$1,213	$1,132	$81	7.2

Operating Percentages	Three Months Ended March 31,
	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	54.5	53.9
Used vehicle	25.0	25.1
Parts and service	16.5	17.2
Finance and insurance, net	3.6	3.3
Other	0.4	0.5
	100.0	100.0
Gross profit mix percentages:
New vehicle	22.2	22.1
Used vehicle	13.4	13.8
Parts and service	41.6	43.2
Finance and insurance	21.6	19.6
Other	1.2	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.7	7.0
Used vehicle - retail	9.8	10.1
Parts and service	41.7	42.9
Total	16.5	17.1